Exhibit 10.55

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                           REVOLVING CREDIT AGREEMENT

                                 BY AND BETWEEN

                      INTEGRATED INFORMATION SYSTEMS, INC.,
                             A DELAWARE CORPORATION

                                       AND

                                 ANCHORBANK, fsb

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                     $1,000,000.00 Revolving Credit Facility

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                               Madison, Wisconsin

                                  April 4, 2003

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                                                                   April 4, 2003

                                 LOAN AGREEMENT

      This Agreement is made and entered into this 4th day of April, 2003, by and between Integrated Information Systems, Inc., a Delaware corporation (the "Borrower"), and AnchorBank, fsb (the "Lender").

      In consideration of the mutual agreements herein contained, the Borrower and the Lender hereby agree as follows:

                                    ARTICLE 1

                              LOAN AND MASTER NOTE

      1.1 Revolving Credit Facility; Master Note. Subject to the terms of this Agreement, the Borrower may borrow from the Lender the sum of One Million and no/100 Dollars ($1,000,000.00) (the "Credit Facility"). The Borrower shall not exceed the loan limit set forth herein. In the event that any excess shall occur, the Borrower shall immediately, without request, prepay outstanding loans hereunder in an amount sufficient to eliminate such excess. The Credit Facility availability under this Section shall be evidenced by a revolving credit note of the Borrower payable to the order of the Lender in the principal amount of One Million and no/100 Dollars ($1,000,000.00) dated as of the date hereof, in substantially the form of Exhibit A attached hereto (the "Master Note"). The Master Note shall be executed by the Borrower and delivered to the Lender prior to the initial loan hereunder.

      1.2 Purpose. The purpose of the Credit Facility is to provide financing for Borrower's operations.

      1.3 Borrowing Limits. The Master Note will evidence the total Credit Facility availability that may be borrowed, repaid and reborrowed, subject to the terms set forth herein. Although the Master Note shall be expressed to be payable in the full amount of the commitment set forth herein, the Borrower shall be obligated to pay only the amounts actually disbursed to the Borrower hereunder, together with accrued interest on the outstanding balance thereof at the rates and on the dates specified therein and such other charges provided for herein.

                                   ARTICLE 2

                             CONDITIONS OF BORROWING

      2.1 Initial Requirements. Without limiting any of the terms of this Agreement, the Lender shall not be required to provide the Credit Facility unless Lender shall have received (unless otherwise noted), all of the following:

            2.1.1 Master Note. Borrower shall have executed the Master Note and delivered the same to Lender.

            2.1.2 Guaranty. James G. Garvey (Guarantor) shall have executed and delivered to Lender: (a) an unconditional, limited guaranty of payment of $1,000,000.00 of the Master Note, which Guaranty shall be in a form acceptable to Lender; and (b) a Spousal Joinder, executed by his spouse, in form acceptable to Lender.

            2.1.3 Evidence of Authority. The Lender shall have received satisfactory evidence of: (a) the due authorization, execution and delivery of the Master Note, this Agreement, and all documents identified in this Article 2 (together, the "Loan Documents"); (b) the due authorization of the loans contemplated by this Agreement and the Master Note; (c) the other matters referred to in Sections
            3.1 and 3.2 below; and (d) such other matters relating to the validity and enforceability of this Agreement, the Master Note, and the Loan Documents.


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            2.1.4 Security Agreement. Borrower shall have executed and delivered to the Lender a General Business Security Agreement in form acceptable to Lender, and financing statements in form satisfactory to Lender, granting to Lender a first priority security interest in the collateral described therein as security for the Master Note and all other obligations owed by Borrower to Lender.

            2.1.5 Closing Certificates. Lender shall have received copies, certified by an authorized member of the Borrower to be true, correct, and in full force and effect on the date hereof, of: (a) Certificate of Incorporation; (b) Certificate of Status or Good Standing from Delaware; and (c) Resolutions of the Borrower authorizing the issuance, execution, and delivery of this Agreement, the Master Note, and the other credit and security instruments hereunder; and (d) a statement containing the names and titles of the officers of the Borrower authorized to sign this Agreement, the Master Note, and the other credit and security instruments hereunder, together with true signatures of such officers.

            2.1.6 Proceedings Satisfactory. All proceedings taken in connection with the transactions contemplated by this Agreement, and all instruments, authorizations and other documents applicable thereto, and all matters required pursuant to the terms of the commitment letter issued by Lender to Borrower in connection with the transaction contemplated herein and in the Master Note, shall be satisfactory in form and substance to the Lender and its counsel and no Event of Default under Article 6 hereof shall have occurred.

            2.1.7 Counsel Opinion. The Lender shall have received from Borrower's counsel satisfactory opinions as to (a) due authorization, execution, and delivery of this Agreement, the Master Note, and the Security Agreement, (b) the matters referred to in Sections 3.1 and 3.2 below, and (c) such other matters relating to the validity and enforceability of this Agreement, the Revised and Restated Subordinated Note of even date, the Master Note, and the other documents loan documents required by this Article 2 as Lender shall reasonably require.

            2.1.8 Assignment of Life Insurance. Borrower or Guarantor shall assign to Lender for collateral purposes or as an absolute assignment life insurance in an amount not less than Five Million Dollars ($5,000,000) on the life of James G. Garvey. Said policy shall collateralize all loans by Lender to Borrower, whenever made.

            2.1.9 Matters Relating to the Collateral. Borrower shall have delivered to Lender evidence of insurance on the collateral as required herein and in the Security Agreement.

            2.1.10 Warrants. Borrower shall assign 300,000 warrants to Anchor's designee with an exercise price equal to the closing price on the date of the Master Note as reported by the Nasdaq Small Cap Market.

            2.1.11 Confirmation of Equity. Evidence satisfactory to Lender in its sole discretion that James G. Garvey has invested a minimum of Four Hundred Thousand and no/100 Dollars ($400,000.00) in Preferred Stock of Borrower.

            2.1.12 Closing on Guarantor Loan. A loan from Lender to Guarantor in the principal amount of $600,000.00 secured by a junior lien on Guarantor's home closes either prior to or simultaneous with the Credit Facility.

            2.1.13 Confirmation of Auditor's Opinion. Evidence satisfactory to Lender, in its sole discretion, that the auditor's opinion filed with the Security and Exchange Commission does not include a limitation, exception, or concern as to Borrower's ability to continue operating its business.


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

            2.1.14 Loan Fee. Payment of a loan fee in the amount of Ten Thousand and no/100 Dollars ($10,000.00), which fee may be paid directly from the Credit Facility.

      2.2 Loan Request. At least one (1) business day prior to the date a Revolving Credit Loan is requested hereunder, Lender shall have received a written request therefore in a form acceptable to the Lender in its sole discretion; and unless the matter certified in the request for such Revolving Credit Loan and all the representations and warranties contained in Article 3 of this Agreement shall be true and correct on the date of such request and such matters, representations, and warranties shall continue to be true and correct on the date of the Revolving Credit Loan requested therein.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Lender to provide the Credit Facility as herein provided, the Borrower represents and warrants to the Lender as follows on the date hereof and on the date each Loan is made:

      3.1 Organization. The Borrower is a corporation duly organized under the laws of the state of Delaware and has all requisite power and authority, to conduct its business and to own its properties. The Borrower is duly qualified to do business in all jurisdictions in which the Borrower has substantial property or business operations.

      3.2 Authority. The execution, delivery and performance of this Agreement, the Master Note and the Loan Documents are within the power of the Borrower, have been duly authorized by all necessary action and do not and will not: (i) require any consent or approval of any member of the Borrower (other than such consents as have already been obtained); (ii) violate any provision of the Certificate of Incorporation and Bylaws of the Borrower or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower; (iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (iv) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Borrower pursuant to any indenture or other agreement or instrument under which the Borrower is a party, or by which it or its properties may be bound or affected. This Agreement and the Loan Documents each constitute, and the Loan Documents when delivered hereunder will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

      3.3 Investment Company Act of 1940. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      3.4 Lending Business. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (all as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time).

      3.5 Financial Statements. The financial statements of Borrower and Guarantor as prepared and heretofore furnished to the Lender are correct and complete and truly represent the financial condition of the Borrower and Guarantor as of the date specified thereon and there has been no change in the property, financial condition or business operations of the Borrower or Guarantor which has had or will have a material adverse affect on the Borrower or the Guarantor, as the case may be.

      3.6 Liens. The Borrower has good and indefeasible title to all of the personal property subject to the Security Agreement, free and clear of all liens, security interests, and encumbrances of any kind except for the lien of Lender, and for the Permitted Liens, set forth on Schedule 3.6 hereto. All owned and leased equipment and leased real property of the Borrower are in good condition, repair, and working order,


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ordinary wear and tear excepted, and, to the best of Borrower's knowledge and belief, conform to all applicable laws, regulations, and ordinances.

      3.7 Contingent Liabilities. The Borrower has no guarantees or other contingent liabilities outstanding, except those permitted by Section 4.2 hereof.

      3.8 Taxes. The Borrower has no material outstanding unpaid tax liability (except for taxes which are currently accruing from current operations and ownership of property, which are not delinquent), and no tax deficiencies have been proposed or assessed against the Borrower, other than taxes included on
Schedule 3.10 which Borrower, acting in good faith, contests and shall take the appropriate actions and proceedings to have discharged or paid.

      3.9 Absence of Litigation. Neither the Borrower nor Guarantor is a party to any litigation or administrative proceeding, nor so far as is known by the Borrower or Guarantor is any litigation or administrative proceeding threatened against it or him, (i) which relates to the execution, delivery or performance of this Agreement, the Note or any Loan Document, or (ii) which would, if adversely determined, cause any material adverse change in the property, financial condition or business operations of the Borrower or Guarantor, except as set forth on Schedule 3.9 hereto.

      3.10 Absence of Default. No event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Borrower or any Guarantor the right to accelerate the maturity of any indebtedness of the Borrower for borrowed money, except as set forth on Schedule
3.10 hereto. The Borrower is not in default under any lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which would materially adversely affect its property, financial condition or business operations, except as set forth on Schedule 3.10 hereto.

      3.11 No Burdensome Agreements. Except as set forth on Schedule 3.11 hereto, the Borrower is not a party to any agreement, instrument or undertaking, or subject to any other restriction, (i) which materially adversely affects or to the best knowledge of Borrower, may in the future so affect the property, financial condition or business operations of the Borrower, or (ii) under or pursuant to which the Borrower is or will be required to place (or under which any other person may place) a lien upon any of its properties securing indebtedness either upon demand or upon the happening of a condition, with or without such demand.

      3.12 Full Disclosure. No information, exhibit or report furnished by Borrower or Guarantor to the Lender in connection with the negotiation or execution of this Agreement contained any material misstatement of fact as of the date when made or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading as of the date when made.

      3.13 Environmental Matters. Borrower shall (a) at all times comply in all material respects with all applicable Environmental Laws and (b) promptly take any and all necessary remedial actions in response to the presence, storage, use, disposal, transportation, or Release of any Hazardous Materials on, under, or about any real property owned, leased, or operated by Borrower. In the event that Borrower undertakes any remedial action with respect to any Hazardous Material on, under, or about any real property, Borrower shall conduct and complete such remedial action in compliance with all applicable Environmental Laws and in accordance with the policies, orders, and directives of all federal, state, and local governmental authorities, except when such Borrower's liability for such presence, storage, use, disposal, transportation, or Release of any Hazardous Material is being contested in good faith by such Borrower and appropriate reserves therefore have been established. If Lender at any time has a reasonable basis to believe that there may be a material violation of any Environmental Law by Borrower, or any material liability arising thereunder or related to a Release of Hazardous Materials on any real property owned, leased, or operated by Borrower or a Release on real property adjacent to such real property, then Borrower shall, upon the request of Lender, provide Lender with all such reports, certificates, engineering studies, and other written material or dates relating thereto as Lender may reasonably require.


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                                   ARTICLE 4

                               NEGATIVE COVENANTS

      While any part of the principal of or interest on the Master Note remains unpaid, the Borrower shall not do any of the following, without the prior written consent of the Lender:

      4.1 Judgments and Settlements of Borrower. Have a judgment or judgments taken against it or enter into a settlement or settlements resolving the disputes, which judgment(s) and settlement(s) (excluding any settlement with MCW Brickyard Commercial, LLC) exceed Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) in the aggregate in any of Borrower's fiscal years.

      4.2 Contingent Liabilities. Guarantee or become a surety or otherwise contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, or provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) for any obligations of others, except pursuant to the deposit and collection of checks and similar items in the ordinary course of business.

      4.3 Affiliates. Suffer or permit any transaction with any affiliate of Borrower, except on terms not less favorable than would be usual and customary in similar transactions with non-affiliated persons.

      4.4 Restrictions on Liens. Create or permit to be created or allowed to exist any mortgage, pledge, encumbrance or other lien upon or security interest in any property or assets now owned or hereafter acquired by the Borrower, except Permitted Liens.

                                   ARTICLE 5

                              AFFIRMATIVE COVENANTS

      While any part of the principal of or interest on the Master Note remains unpaid, the Borrower shall unless waived in writing by the Lender:

      5.1 Corporate Existence; Obligations. Do all things necessary to: (i) maintain corporate existence, and all rights and franchises necessary or desirable for the conduct of its business; (ii) comply with all applicable laws, rules, regulations and ordinances, and all restrictions imposed by governmental authorities, including those relating to environmental standards and controls; and (iii) pay, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and other governmental charges against it or its property, and all of its other liabilities, except to the extent and so long as the same are being contested in good faith by appropriate proceedings in such manner as not to cause any material adverse effect upon its property, financial condition or business operations, with adequate reserves as determined in the reasonable discretion of Borrower provided for such payments.

      5.2 Business Activities. Continue to carry on its business activities in substantially the manner such activities are conducted on the date of this Agreement and not make any material change in the nature of its business.

      5.3 Properties. Keep its properties (whether owned or leased) in good condition, repair and working order, ordinary wear and tear and obsolescence excepted, and make or cause to be made from time to time all necessary repairs thereto (including external or structural repairs) and renewals and replacements thereof.

      5.4 Borrower's Accounting Records and Reports. Maintain a standard and modern system for accounting in accordance with generally accepted principles of accounting consistently applied throughout all


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

accounting periods and consistent with those applied in the preparation of the financial statements referred to in Section 3.5.

                                   ARTICLE 6

                                    DEFAULTS

      In the event that any one or more of the following events shall occur (following the giving of any required notice, and the expiration of any required cure period, each such event is referred to herein as an "Event of Default"):

      6.1 Default Under the Master Note. A default shall occur under the terms of the Master Note or any other obligation owed by Borrower to Lender, whether now or at any time hereafter existing, including but not limited to the Revised and Restated Subordinated Note and obligations under the Business Manager Agreement(R) and their related loan documents and the same shall continue for ten (10) days after Lender gives written notice thereof to Borrower, except that no notice of a payment default shall be required to be provided to Borrower.

      6.2 Default on Negative Covenants. Default by Borrower in the performance or observance of any agreement, covenant, condition, provision or term contained in Article 4 of this Agreement and the same shall continue for thirty (30) days after Lender gives written notice of such default to Borrower.

      6.3 Default in Performance of Other Agreements. Default by Borrower or Guarantor in the performance or observance of any of the other agreements, covenants, conditions, provisions or terms in this Agreement, the Loan Documents, any other instrument or document evidencing or securing the Credit Facility or any other instrument or document given by Borrower to Lender as security for any of Borrower's obligations to Lender, including, without limitation, that General Business Security Agreement of even date herewith given by Borrower to Lender.

      6.4 Representations or Statements False. Any representation or warranty made by the Borrower or the Guarantor in any certificate or credit or security instrument delivered pursuant hereto, or any financial statement delivered to Lender hereunder, shall prove to have been false in any material respect as of the time when made or given.

      6.5 Default on Other Obligations. The Borrower shall fail to pay all or any part of the principal of or interest on any indebtedness of or assumed by it as and when due and payable (whether by fixed maturity or acceleration) or of the rentals due under any lease or sub-lease, and such default shall not be cured within the period or periods of grace, if any, specified in the instruments governing such obligations; or default shall occur under any evidence of, or any indenture, lease, sub-lease agreement or other instrument governing, such obligation, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such indebtedness or the termination of such lease or sub-lease, except those obligations set forth in Schedule 6.5 hereto.

      6.6 Validity. This Agreement, the Master Note, or any document required by
Article 2 shall, at any time after their respective execution and delivery, and for any reason, cease to be in full force and effect or shall be declared null and void, or be revoked or terminated, or the validity or enforceability thereof or hereof shall be contested by the Borrower, Guarantor, or the Borrower or Guarantor shall deny that it has any or further liability or obligation thereunder or hereunder, as the case may be.


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

      THEN:

      (a) As to any event of default under Section 6.1, 6.2, 6.3, 6.4, 6.5, or 6.6, the Lender may immediately terminate its obligation to make any advances hereunder and/or declare the unpaid principal balance of the Master Note, together with all interest accrued thereon, to be immediately due and payable; and the unpaid principal balance of and accrued interest on the Master Note shall thereupon be due and payable all without presentment, demand, protest, or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary herein or in such note contained; provided that nothing in the foregoing provisions shall be construed to prevent the imposition of a different rate of interest after maturity as set forth in such note.

                                   ARTICLE 7

                                  MISCELLANEOUS

      7.1 Expenses and Attorneys' Fees. The Borrower shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by the Lender in connection with the preparation, execution, delivery, administration and enforcement of this Agreement, the Master Note, and any and all documents executed in connection with or relating thereto, including reasonable fees and disbursements of counsel for the Lender, and including all costs of collection (including both pre-judgment and post-judgment costs and expenses) and including without limitation the reasonable fees and disbursements of counsel for the Lender. Lender may pay said fees from funds available under the Revised and Restated Subordinated Note.

      7.2 Successors. The provisions of this Agreement shall inure to the benefit of any holder of the Master Note and shall inure to the benefit of and be binding upon any successor to any of the parties hereto. No delay on the part of the Lender's or any holder of the Master Note in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any rights, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Lender or the holder of the Master Note would otherwise have.

      7.3 Survival. All agreements, representations and warranties made herein shall survive the execution of this Agreement and the execution and delivery of the Master Note or the Loan Documents hereunder.

      7.4 Governing Law. This Agreement, the Master Note issued hereunder and Loan Documents shall all be governed by and construed in accordance with the internal laws of the State of Wisconsin.

      7.5 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

      7.6 Entire Agreement; Modification. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and may be modified only in a writing executed by the parties hereto. In the case of a conflict between the terms and provisions of this Agreement and the Master Note, the provisions of this Agreement shall govern.

      7.7 Participations. The Borrower agrees that the Lender may, at its option, sell to another financial institution or institutions interests in this Agreement, the Master Note and Loan Documents executed in connection herewith and, in connection with each such sale, and thereafter, disclose to the purchaser of such interest financial information concerning the Borrower and the Guarantor.

      7.8 Notices. All communications or notices required under this Agreement shall be deemed to have been given on the date which is two (2) business days following the date when such notice is deposited in


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

the United States mail, postage prepaid, and addressed as follows (unless and until any of the parties advises the other in writing of a change of such address): (a) if to the Borrower, with the full name of the Borrower and addressed to the Borrower at: 2250 West 14th Street, Tempe, AZ 85281, Attn:
James G. Garvey, with a courtesy copy to Attorney Mark Rogers, 2250 West 14th Street, Tempe, AZ 85281; and (b) if to the Lender, with the full name of the Lender and addressed to the Lender at 25 West Main Street, Madison, Wisconsin 53703, Attention: David L. Weimert, with a courtesy copy to Attorney Patricia M. Gibeault, Axley Brynelson, LLP, Post Office Box 1767, Madison, Wisconsin, 53701-1767.

      7.9 Non-Business Days. Whenever any payment to be made hereunder or under the Master Note shall be stated to be due on a Saturday, Sunday or a public holiday for Lender under the laws of the United States of America or the State of Wisconsin ("Public Holidays"), such payment may be made on the next succeeding business day, and such extension of time shall be included in the computation of interest under the Note executed in connection with this Agreement. The term "business day" as used herein refers to all weekdays except Saturday, Sunday and Public Holidays.

      7.10 Authorization; Set Off. The Lender is authorized to charge any account of the Borrower or Guarantor at the Lender for the amount of any and all payments due under this Agreement, on the Master Note, under the Loan Documents or with respect to any other indebtedness of the Borrower to the Lender; provided, however, that Lender shall not exercise this right until after the occurrence of a default hereunder or a default under any other loan or loan document between Lender and Borrower. Promptly upon its charging any account of the Borrower pursuant to this Section, the Lender shall give the Borrower or Guarantor, as appropriate, notice thereof.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement the date and year first written above in Madison, Wisconsin.

                                     ANCHORBANK, fsb ("Lender")


                                     By: /s/ David L. Weimert
                                     David L. Weimert , Vice President


                                     INTEGRATED INFORMATION SYSTEMS, INC., a
                                     Delaware corporation


                                     By: /s/ James G. Garvey, Jr.
                                     James G. Garvey, President


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